                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                     0-23108                   Not required
       --------                     -------                   ------------
(State of organization)     (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)
c/o Discover Bank
12 Read's Way
New Castle, Delaware                                             19720
---------------------                                            -----
(Address of principal                                          (Zip Code)
executive offices)


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:

                                                           Name of each exchange
Title of each class                                        on which each class
to be so registered                                        is to be registered
-------------------                                        ---------------------
      None                                                         None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:

    Series 2003-2 Floating Rate Class A Credit Card Pass-Through Certificates
        Series 2003-2 3.85% Class B Credit Card Pass-Through Certificates
        -----------------------------------------------------------------
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

                Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated January 31, 2003 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556) and "The Certificates" on pages S-32 to S-46 of the Prospectus Supplement dated January 31, 2003 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556).

Item 2.   Exhibits

                Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

                Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

                Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

                Exhibit 4.1(d) Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank

                                    (formerly Greenwood Trust Company) as Master
                                    Servicer, Servicer and Seller and U.S. Bank
                                    National Association (formerly First Bank
                                    National Association, successor trustee to
                                    Bank of America Illinois, formerly
                                    Continental Bank, National Association) as
                                    Trustee (incorporated by reference to
                                    Exhibit 4.1(d) of Discover Card Master Trust
                                    I's Registration Statement on Form 8-A filed
                                    April 13, 1998, File No. 0-23108).

                  Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

                  Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).

                  Exhibit 4.2 Series Supplement, dated as of February 18, 2003, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2003-2, including a form of Class A Certificate and a form of Class B Certificate (incorporated by reference to
                                    Exhibit 4.1 of Discover Card Master Trust
                                    I's Current Report on Form 8-K, dated
                                    February 18, 2003).

                  Exhibit 99.1 Prospectus Supplement dated January 31, 2003 and Prospectus dated January 31, 2003 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the 3.85% Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2003-2.

                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Discover Card Master Trust I
                                          (Registrant)

                                        By: Discover Bank
                                              (Originator of the Trust)


Dated: February 18, 2003                    By: /s/ Michael F. Rickert
                                                --------------------------------
                                                Michael F. Rickert
                                                Vice President, Chief Accounting
                                                Officer and Treasurer

                                  EXHIBIT INDEX

Exhibit No.                                                                 Page
-----------                                                                 ----
  4.1(a)        Pooling and Servicing Agreement, dated as of October 1,      --
                1993, between Discover Bank (formerly Greenwood Trust
                Company) as Master Servicer, Servicer and Seller and
                U.S. Bank National Association (formerly First Bank
                National Association, successor trustee to Bank of
                America Illinois, formerly Continental Bank, National
                Association) as Trustee (incorporated by reference to
                Exhibit 4.1 of Discover Card Master Trust I's
                Registration Statement on Form S-1 (Registration No.
                33-71502), filed on November 10, 1993).

  4.1(b)        First Amendment to Pooling and Servicing Agreement,          --
                dated as of August 15, 1994, between Discover Bank
                (formerly Greenwood Trust Company) as Master Servicer,
                Servicer and Seller and U.S. Bank National Association
                (formerly First Bank National Association, successor
                trustee to Bank of America Illinois, formerly
                Continental Bank, National Association) as Trustee
                (incorporated by reference to Exhibit 4.4 of Discover
                Card Master Trust I's Current Report on Form 8-K,
                dated August 1, 1995 and filed on August 10, 1995,
                File No. 0-23108).

  4.1(c)        Second Amendment to Pooling and Servicing Agreement,         --
                dated as of February 29, 1996, between Discover Bank
                (formerly Greenwood Trust Company) as Master Servicer,
                Servicer and Seller and U.S. Bank National Association
                (formerly First Bank National Association, successor
                trustee to Bank of America Illinois, formerly
                Continental Bank, National Association) as Trustee
                (incorporated by reference to Exhibit 4.4 of Discover
                Card Master Trust I's Current Report on Form 8-K,
                dated April 30, 1996 and filed on May 1, 1996, File
                No. 0-23108).

  4.1(d)        Third Amendment to Pooling and Servicing Agreement,          --
                dated as of March 30, 1998, between Discover Bank
                (formerly Greenwood Trust Company) as Master Servicer,
                Servicer and Seller and U.S. Bank National Association
                (formerly First Bank National Association, successor
                trustee to Bank of America Illinois, formerly
                Continental Bank, National Association) as Trustee
                (incorporated by reference to Exhibit 4.1(d) of
                Discover Card Master Trust I's Registration Statement
                on Form 8-A filed April 13, 1998, File No. 0-23108).

  4.1(e)        Fourth Amendment to Pooling and Servicing Agreement,         --
                dated as of November 30, 1998, between Discover Bank
                (formerly Greenwood Trust Company) as Master Servicer,
                Servicer and Seller and U.S. Bank National Association
                (formerly First Bank National Association, successor
                trustee to Bank of America Illinois, formerly
                Continental Bank, National Association) as Trustee
                (incorporated by reference to Exhibit 4.1 of Discover
                Card Master Trust I's Current Report on Form 8-K dated
                November 30, 1998, File No. 0-23108).

  4.1(f)        Fifth Amendment to Pooling and Servicing Agreement,          --
                dated as of March 30, 2001, between Discover Bank
                (formerly Greenwood Trust Company) as Master Servicer,
                Servicer and Seller and U.S. Bank National Association
                (formerly First Bank National Association, successor
                trustee to Bank of America Illinois, formerly
                Continental Bank, National Association) as Trustee
                (incorporated by reference to Exhibit 4.1 of Discover
                Card Master Trust I's Current Report on Form 8-K dated
                March 30, 2001, File No. 0-23108).

        4.2 Series Supplement, dated as of February 18, 2003, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as
                           Trustee, with respect to Series 2003-2, including a form of Class A Certificate and a form of Class B
                           Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on
                           Form 8-K, dated February 18, 2003).

       99.1                Prospectus Supplement dated January 31, 2003 and
                           Prospectus dated January 31, 2003 with respect to the Floating Rate Class A Credit Card Pass-Through
                           Certificates and the 3.85% Class B Credit Card
                           Pass-Through Certificates of Discover Card Master
                           Trust I, Series 2003-2.



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